UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 1, 2010

Pacific Biomarkers, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-21537	93-1211114
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

220 West Harrison St., Seattle, Washington		98119
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	206-298-0068

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Effective October 1, 2010, Pacific Biomarkers, Inc. entered into an Amendment to its Loan and Security Agreement with Terry M. Giles. The Loan and Security Agreement was originally entered into on September 1, 2009 in connection with a $4 million loan (the "Loan") from Mr. Giles to the company.

The purpose of the Amendment is to extend the term of the Loan on a portion of the principal balance and to reamortize the Loan, reducing the required monthly payment, as follows:

● For the remainder of the original 48-month term of the Loan (thru August 31, 2013), the company is required to make monthly payments of principal and interest in the amount of $104,644.68 (representing a reduction from the original monthly payment of $121,822).

● For an extended 19 month term (thru March 31 , 2015), the company is required to make monthly payments of principal and interest in the amount of $20,000.00; and

● On April 30, 2015, the company is required to make a final balloon payment in the amount of $600,000.00.

A copy of the Amendment to the Loan and Security Agreement is included as Exhibit 10.1 to this Form 8-K. The discussion above is a summary of the material terms of the Amendment and is qualified in its entirety to the complete text of the Amendment.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As described above in Item 1.01, on October 1, 2010, we amended the payment terms of our $4 million loan with Terry M. Giles. The material terms of the Amendment to the Loan and Security Agreement are described above, and a copy of the Amendment is included as Exhibit 10.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No. Description

10.1 Amendment No. 1 to Loan and Security Agreement, effective October 1, 2010, between Pacific Biomarkers, Inc. and Terry M. Giles

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pacific Biomarkers, Inc.

October 1, 2010	By:	/s/ Ronald R. Helm

Name: Ronald R. Helm
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.1	Amendment No. 1 to Loan and Security Agreement, effective October 1, 2010, between Pacific Biomarkers, Inc. and Terry M. Giles